EXHIBIT 10.1

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                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                               AVENUE GROUP, INC.
                                       AND

                          LANGLEY PARK INVESTMENTS PLC


                           --------------------------

                                  JULY 19, 2004

                           --------------------------





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


                                TABLE OF CONTENTS

ARTICLE I           CERTAIN DEFINITIONS...........................................................................1
         1.1      Certain Definitions.............................................................................1

ARTICLE II          PURCHASE AND SALE OF SHARES...................................................................4
         2.1      Purchase and Sale; Purchase Price...............................................................4
         2.2      Execution and Delivery of Documents; The Closing................................................5

ARTICLE III          REPRESENTATIONS AND WARRANTIES...............................................................5
         3.1      Representations, Warranties and Agreements of the Target Company................................5
         3.2      Representations and Warranties of Langley.......................................................8

ARTICLE IV          OTHER AGREEMENTS OF THE PARTIES..............................................................11
         4.1      Manner of Offering.............................................................................11
         4.2      Notice of Certain Events.......................................................................12
         4.3      Blue Sky Laws..................................................................................12
         4.4      Integration....................................................................................12
         4.5      Furnishing of Rule 144(c) Materials............................................................12
         4.6      Solicitation Materials.........................................................................12
         4.7      Listing of Common Stock........................................................................13
         4.8      Indemnification................................................................................13
         4.9      Sale of Langley Shares.........................................................................15
         4.10     Lock Up by Langley.............................................................................15
         4.11     London Stock Exchange..........................................................................15

ARTICLE V           MISCELLANEOUS................................................................................15
         5.1      Fees and Expenses..............................................................................15
         5.2      Entire Agreement...............................................................................15
         5.3      Notices........................................................................................15
         5.4      Amendments; Waivers............................................................................16
         5.5      Headings.......................................................................................16
         5.6      Successors and Assigns.........................................................................16
         5.7      No Third Party Beneficiaries...................................................................17
         5.8      Governing Law; Venue; Service of Process.......................................................17
         5.9      Survival.......................................................................................17
         5.10     Counterpart Signatures.........................................................................17
         5.11     Publicity......................................................................................17
         5.12     Severability...................................................................................17
         5.13     Limitation of Remedies.........................................................................17

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LIST OF SCHEDULES:

Schedule 3.1(a)   Subsidiaries
Schedule 3.1(c)   Capitalization and Registration Rights
Schedule 3.1(e)   Conflicts
Schedule 3.1(f)   Consents and Approvals
Schedule 3.1(g)   Litigation
Schedule 3.1(h)   Defaults and Violations


LIST OF EXHIBITS:

Exhibit A         Escrow Agreement
Exhibit B         Officer's Certificate



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

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 15, 2004, between Avenue Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Target Company"), and Langley Park Investments PLC, a corporation organized under the laws of England and Wales with its offices at 30 Farringdon Street, London EC4A 4HJ ( "Langley").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Target Company desires to issue and sell to Langley and Langley desires to acquire from the Target Company the shares of the Target Company's common stock, par value $.0002 (the "Common Stock") for the Total Purchase Price. The consideration to be paid by Langley for the Common Stock shall be subject to certain downside price protection (the "Downside Price Protection") provided in Section 2 of the Escrow Agreement.

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Target Company and Langley agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Attorney-in-Fact" means Gottbetter & Partners, LLP, 488 Madison Avenue, 12 Floor, New York, NY 10022; Tel: 212-400-6900; Fax: 212-400-6901.

         "Business Day" means any day except Saturday, Sunday, any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

         "Change of Control" means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Target Company.

         "Closing" shall have the meaning set forth in Section 2.2(a) hereof.

         "Closing Bid Price" shall mean the closing bid price for a share of Common Stock on such date on the OTCBB (or such other exchange, market, or other system that the Common Stock is then traded on), as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

         "Closing Date" shall have the meaning set forth in Section 2.2(a) hereof.

         "Closing Price" shall be the closing bid price of the Common Stock on the day of Closing.

         "Common Stock" shall have the meaning in the recital.

         "Consideration Stock" shall have the meaning set forth in Section 2.1(a) hereof.

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

         "Control Person" shall have the meaning set forth in Section 4.8(a) hereof.

         "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosure Documents" means the Target Company's reports filed under the Exchange Act with the SEC.

         "Downside Price Protection" shall have the meaning in the recital.

         "Escrow Agent" means Gottbetter & Partners, LLP, 488 Madison Avenue, 12 Floor, New York, NY 10022; Tel: 212-400-6900; Fax: 212-400-6901.

         "Escrow Agreement" means the escrow agreement, dated the date hereof, by and among the Target Company, Langley and the Escrow Agent annexed hereto as EXHIBIT A.

         "Event of Default" shall have the meaning set forth in Section 5.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Execution Date" means the date of this Agreement first written above.

         "Indemnified Party" shall have the meaning set forth in Section 4.8(b) hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 4.8(b) hereof.

         "G&P" means Gottbetter & Partners, LLP.

         "Langley" shall have the meaning in the introductory paragraph.

         "Langley Consideration Shares" shall have the meaning in Section 2.1(c) hereof.

         "Langley Escrow Shares" means the Langley Consideration Shares deposited into escrow by the Target Company under the terms of the Escrow Agreement in EXHIBIT A.

         "Langley Protection Shares" means the Langley Escrow Shares that the Target Company is required to sell to Langley under the terms of the Escrow Agreement in EXHIBIT A.

         "Langley Shares" shall mean ordinary shares of 1.0p each in Langley.

         "Losses" shall have the meaning set forth in Section 4.8(a) hereof.

         "Material" shall mean having a financial consequence in excess of $25,000.

         "Material Adverse Effect" shall have the meaning set forth in Section 3.1(a).

         "NASD" means the National Association of Securities Dealers, Inc.
          ----

         "Nasdaq" shall mean the Nasdaq Stock Market, Inc.(R)
          ------

         "OTCBB" shall mean the NASD over-the counter Bulletin Board(R).

         "Per Share Market Value" of the Common Stock means on any particular date (a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b)


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

if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of the Common Stock as determined by an appraiser selected in good faith by Langley and the Target Company.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Reporting Issuer" means a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         "Required Approvals" shall have the meaning set forth in Section
3.1(f).

         "Securities" means the Common Stock and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

         "Target Company" shall have the meaning set forth in the introductory paragraph.

         "Total Purchase Price" shall have the meaning in the recital.

         "Trading Day" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the Pinksheets LLC (or any similar organization or agency succeeding its functions of reporting prices).

         "Transaction Documents" means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

         "U.S." means the United States.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

         2.1 Purchase and Sale; Purchase Price.


                  (a) Subject to the terms and conditions set forth herein, the Target Company shall issue and sell and Langley shall purchase an amount of the Target Company's Common Stock (the "Consideration Stock") which has a value equal to US$11,000,000 calculated pursuant to Section 2.1(b) below (the "Total Purchase Price").

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

                  (b) The number of shares of Consideration Stock having a value equal to Total Purchase Price shall be calculated by dividing the Total Purchase Price by the average of the Closing Bid Price per share of Common Stock during the ten (10) Trading Days immediately preceding July 30, 2004.

                  (c) The Total Purchase Price shall be paid by delivery to the Target Company of the number of Langley Shares (the "Langley Consideration Shares") equal to the Total Purchase Price divided by the conversion rate of the British Pound Sterling to purchase US Dollars determined below on the July 30, 2004. The Langley Shares shall have a value of (pound)1 per share. The number of Langley Shares to be issued will be based on the conversion rate of the British Pound Sterling to the US Dollar in effect as of the close of business on the day preceding the closing of the transaction, as quoted by Coutts & Co. as the commercial rate it gives to purchase US Dollars. For example, if the effective conversion rate is $1.80/(pound) 1 and the Total Purchase Price, then the number of Langley Shares the Target Company will receive shall equal the $11,000,000/$1.80, or 6,111,111 Langley Shares. The Langley Consideration Shares shall be subject to the "Downside Price Protection" provided in Section 2 of the Escrow Agreement.

         2.2 Execution and Delivery of Documents; The Closing.

                  (a) The Closing of the purchase and sale of the shares of Consideration Stock (the "Closing") shall take place within sixty (60) days from the date hereof (the "Closing Date"). On the Closing Date,

                  (i) the Target Company shall execute and deliver to the Escrow Agent a certificate in the name of Langley representing shares of Consideration Stock;

                  (ii) the Target Company shall execute and deliver to Langley a certificate of its President, in the form of EXHIBIT B annexed hereto, certifying that attached thereto is a copy of resolutions duly adopted by the Board of Directors of the Target Company authorizing the Target Company to execute and deliver the Transaction Documents and to enter into the transactions contemplated thereby;

                  (iii) the Target Company, Langley and the Escrow Agent shall execute and deliver to each other the Escrow Agreement; and

                  (iv) Langley shall deliver the Langley Consideration Shares to the Escrow Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations, Warranties and Agreements of the Target Company. The Target Company hereby makes the following representations and warranties to Langley, all of which shall survive the Closing:

                  (a) Organization and Qualification. The Target Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Target Company has no subsidiaries other than as set forth on SCHEDULE 3.1(A) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Target Company and the material Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Target Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

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

                  (b) Authorization, Enforcement. The Target Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Target Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Target Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Target Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Target Company enforceable against the Target Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on SCHEDULE 3.1(C). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Target Company by virtue of this Agreement. Except as disclosed in SCHEDULE 3.1(C), there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Target Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Target Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, bylaws or other charter documents.

                  (d) Issuance of Securities. The shares of Consideration Stock have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Target Company enforceable in accordance with their respective terms.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Target Company and the consummation by the Target Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents except those referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Target Company is a party, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Target Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Target Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. To the best of its knowledge, the business of the Target Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

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

                  (f) Consents and Approvals. Except as specifically set forth in SCHEDULE 3.1(F), neither the Target Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Target Company of this Agreement and each of the other Transaction Documents (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 3.1(F), the "Required Approvals").

                  (g) Litigation; Proceedings. Except as specifically disclosed in SCHEDULE 3.1(G), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Target Company, threatened against or affecting the Target Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents or the shares of Consideration Stock, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Target Company to perform fully on a timely basis its obligations under the Transaction Documents.

                  (h) No Default or Violation. Except as set forth in SCHEDULE 3.1(H) hereto, neither the Target Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (a) adversely affect the legality, validity or enforceability of this Agreement, (b) have a Material Adverse Effect or (c) adversely impair the Target Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement in any material way.

                  (i) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (j) Non-Registered Offering. Neither the Target Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Target Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Securities to the registration requirements of
Section 5 of the Securities Act.

                  (k) Placing Agent. The Target Company accepts and agrees that Dungarvon Associates, Inc. ("Dungarvon") is acting for Langley and does not regard any person other than Langley as its customer in relation to this Agreement, and that it has not made any recommendation to the Target Company, in relation to this Agreement and is not advising the Target Company, with regard to the suitability or merits of the Langley Shares and in particular Dungarvon has no duties or responsibilities to the Target Company for the best execution of the transaction contemplated by this Agreement.

                  (l) Private Placement Representations. The Target Company (i) has received and carefully reviewed such information and documentation relating to Langley that the Target Company has requested, including, without limitation, Langley's Confidential Private Offering Memorandum dated June 17, 2004; (ii) has had a reasonable opportunity to ask questions of and receive answers from Langley concerning the Langley Shares, and all such questions, if any, have been answered to the full satisfaction of the Target Company; (iii) has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risks involved in an investment in the Langley Shares;
(iii) understands that Langley has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of the Securities Act is applicable to the offer and sale of the Langley Shares, based, in part, upon the


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representations, warranties and agreements made by the Target Company herein;
and (iv) except as provided herein and in the Private Placement Memorandum, dated June 17, 2004, no representations or warranties have been made to the Target Company by Langley or any agent, employee or affiliate of Langley and in entering into this transaction the Target Company is not relying upon any information, other than the results of independent investigation by the Target Company.

Langley acknowledges and agrees that the Target Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

         3.2 Representations and Warranties of Langley. Langley hereby represents and warrants to the Target Company as follows:

                  (a) Organization; Authority. Langley is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the shares of Consideration Stock to be purchased by Langley hereunder has been duly authorized by all necessary action on the part of Langley. This Agreement has been duly executed and delivered by Langley and constitutes the valid and legally binding obligation of Langley, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity. Langley is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Investment Intent. Langley is acquiring the shares of Consideration Stock to be purchased by it hereunder, for its own account for investment purposes only and not with a view to or for distributing or reselling such shares of Consideration Stock, or any part thereof or interest therein, without prejudice, however, to Langley's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such shares of Consideration Stock in compliance with applicable federal and state securities laws.

                  (c) Experience of Langley. Langley, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the shares of Consideration Stock to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

                  (d) Ability of Langley to Bear Risk of Investment. Langley is able to bear the economic risk of an investment in the Securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

                  (e) Access to Information. Langley acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Target Company concerning the terms and conditions of the Securities offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Target Company and the Target Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Target Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that it has received about the Target Company.

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

                  (f) Reliance. Langley understands and acknowledges that (i) the shares of Consideration Stock being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Target Company will rely upon the accuracy and truthfulness of, the foregoing representations and Langley hereby consents to such reliance.

                  (g) Regulation S. Langley understand and acknowledge that (A) the shares of Consideration Stock have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such shares of Consideration Stock have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the shares of Consideration Stock may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption hereunder; and (C) Langley is under no obligation to register the shares of Consideration Stock under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

         Langley is not a U.S. person and is not acquiring the shares of Consideration Stock for the account of any U.S. person; (B) no director or executive officer of Langley is a national or citizen of the United States; and
(C) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.

         Langley was not formed specifically for the purpose of acquiring the shares of Consideration Stock purchased pursuant to this Agreement.

         Langley is purchasing the shares of Consideration Stock for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the shares of Consideration Stock or any right, option, security interest, pledge or other interest in or to the shares of Consideration Stock. Langley understands, acknowledges and agrees that it must bear the economic risk of its investment in the shares of Consideration Stock for an indefinite period of time and that prior to any such offer or sale, the Target Company may require, as a condition to effecting a transfer of the shares of Consideration Stock, an opinion of counsel, acceptable to the Target Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

         Langley will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the shares of Consideration Stock only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws. The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the U.S. or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

         The offer leading to the sale evidenced hereby was made in an "offshore transaction." For purposes of Regulation S, Langley understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

         Neither Langley nor any affiliate or any person acting on Langley's behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the shares of Consideration Stock being purchased hereby.

         Langley understands that the Target Company is the seller of the shares of Consideration Stock which are the subject of this Agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Langley agrees that Langley will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the shares of Consideration Stock other than to a non-U.S. Person.

         Langley acknowledges that the shares of Consideration Stock will bear a legend in substantially the following form:


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

                  (h) Issuance of Langley Consideration Shares. The shares of Langley Consideration Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of Langley enforceable in accordance with their respective terms.

                  (i) Consents and Approvals. Except for the admission for listing on the London Stock Exchange, Langley is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Langley of this Agreement and each of the other Transaction Documents.

The Target Company acknowledges and agrees that Langley makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Manner of Offering. The Securities are being issued pursuant to section 4(2) of the Securities Act and Regulation S thereunder. The Langley Consideration Shares are being issued pursuant to section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         4.2 Notice of Certain Events. The Target Company shall, on a continuing basis, when disclosed by way of public announcement or filing with the SEC (i) advise Langley promptly after obtaining knowledge of, and, if requested by Langley, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the shares of Consideration Stock, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made by the Target Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, and use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         4.3 Blue Sky Laws. The Target Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Target Company to sell the Securities to Langley.

         4.4 Integration. The Target Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Langley.

         4.5 Furnishing of Rule 144(c) Materials. The Target Company shall, for so long as any of the Securities remain outstanding and during any period in which the Target Company is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of the Securities ("Holder" or "Holders") in connection with any sale thereof and any prospective purchaser of such Securities from such Person, such information in accordance with Rule 144(c) promulgated under the Securities Act as is required to sell the Securities under Rule 144 promulgated under the Securities Act.

         4.6 Solicitation Materials. The Target Company shall not (i) distribute any offering materials in connection with the offering and sale of the shares of Consideration Stock other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the shares of Consideration Stock by means of any form of general solicitation or advertising.

         4.7 Listing of Common Stock. If the Common Stock is or shall become listed on the OTCBB or on another exchange, the Target Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB or such other exchange on which the Common Stock is then listed until two years from the date hereof, and (b) shall provide to Langley evidence of such listing.

         4.8 Indemnification.

                  (a) Indemnification.

                  (i) The Target Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless Langley and its officers, directors, agents, employees and affiliates, each Person who controls or Langley (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "Control Person") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Target Company under this Agreement or any other Transaction Document.

                  (ii) Langley shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Target Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by Langley under this Agreement or the other Transaction Documents, except for Losses solely arising out of negligence, bad faith or breach of this Agreement by the Target Company.

                  (iii) The Target Company and Langley acknowledge that in the SEC's opinion, directors, officers and persons controlling a company subject to the Securities Act can not be indemnified for liabilities arising under the Securities Act by such company.

                  (b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement encompasses solely monetary payment and includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party with supporting documentation.

                  No right of indemnification under this Section shall be available as to a particular Indemnified Party if the Indemnifying Party obtains a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

                  (c) Contribution. If a claim for indemnification under this
Section is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

                  (d) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

         4.9 Sale of Langley Consideration Shares. Langley shall assist the Target Company in setting up and maintaining a trading account at a registered broker in the United Kingdom to facilitate the sale of the Langley Consideration Shares. Broker's commissions in the trading account shall not exceed one half percent (0.5%).

         4.10 Lock Up by Langley. Langley shall not sell, transfer or assign all or any of the shares of Consideration Stock for a period of two (2) years following the Closing, without the written consent of the Target Company, which consent may be withheld in the Target Company's sole discretion.

                                   ARTICLE V

                                  MISCELLANEOUS

         5.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Target Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the shares of Consideration Stock pursuant hereto. Langley shall be responsible for any taxes payable by Langley that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Target Company has paid a total of $5,000 to Langley's counsel for legal fees associated with the transactions contemplated by this Agreement at Closing and for acting as Escrow Agent. Langley agrees to pay any other fees and expenses of such counsel in the transactions contemplated by this Agreement at Closing and for acting as Escrow Agent. The Target Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Securities, (B) the exemption from registration of the Securities for offer and sale to Langley under the securities or Blue Sky laws of the applicable jurisdictions, and (C) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), and
(D) all fees and expenses of counsel and accountants of the Target Company.

         5.2 Entire Agreement This Agreement, together with all of the Exhibits annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

         5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

         If to the Target Company:      Avenue Group, Inc.
                                        17547 Ventura Boulevard, Suite 305
                                        Encino, California 91316
                                        Attn:  President and CEO
                                        Tel:   (818) 465-1200
                                        Fax:   (818) 301-2708

         With copies to:                Jeffer, Mangels, Butler & Marmaro LLP
                                        1900 Avenue of the Stars
                                        7th Floor
                                        Los Angeles, CA 90067
                                        Attn: Barry Burten, Esq.
                                        Tel:   (310) 785-5359
                                         Fax: (310) 712-3359

         If to Langley:                 Langley Park Investments PLC
                                        30 Farringdon Street
                                        London EC4A 4HJ
                                        Attn: Harry Pearl
                                        Tel: 44.207.569.0044
                                        Fax: 44.207.724.0090

         With copies to:                Gottbetter & Partners, LLP
                                        488 Madison Avenue, 12th Floor
                                        New York, NY 10022
                                        Attn:  Adam S. Gottbetter, Esq.
                                        Tel:  (212) 400-6900
                                        Fax:  (212) 400-6901

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 5.3.

         5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Target Company and Langley, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         5.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. If and only if New York declines jurisdiction within the State of New York, such action shall be brought in the State and County where the Target Company's principle place of business is situated. Service of process in any action by Langley or the Target Company to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

         5.9 Survival. The representations and warranties of the Target Company and Langley contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article V shall survive the Closing.

         5.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 Publicity. The Target Company and Langley shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or state securities laws. Except as otherwise required by applicable law or regulation, the Target Company will not disclose to any third party (excluding its legal counsel, accountants and representatives) the names of Langley.

         5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.13 Limitation of Remedies. With respect to claims by the Target Company or any person acting by or through the Target Company, or by Langley or any person acting through Langley, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.


                           [ SIGNATURE PAGE FOLLOWS ]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                      Target Company:

                                      Avenue Group, Inc.


                                      By:  /s/ Levi Mochkin
                                      ---------------------
                                      Name:  Levi Mochkin
                                      Title: Chief Executive Officer


                                      Langley:

                                      Dungarvon Associates, Inc. on behalf of
                                      Langley Park Investments Plc.


                                      By: /s/ Daniel Kinder
                                      ---------------------
                                      Name: Daniel Kinder
                                      Title: Director

                                 Schedule 3.1(a)

                                  Subsidiaries


Avenue Energy, Inc.
Stampville.Com, Inc.
VideoDome.com Networks, Inc.
Bickhams Media, Inc.
I.T. Technology Pty., Ltd.

                                 Schedule 3.1(c)

                     Capitalization and Registration Rights

Preferred stock: $.001 par value, 25,000,000 shares authorized, none issued and outstanding as of May 1, 2004.

Common stock: $.0002 par value, 500,000,000 shares authorized, 207,882,837 issued and outstanding as of July 19, 2004.

Options

Fawden - Options to purchase 50,000,000 shares of the Company's common stock at $0.4 per share.

Tan - option to purchase 1,000,000 shares upon the exercise of a stock option at an exercise price of $.10 per share.

Gordon - Options to purchase 6,750,000 shares of the Company's common stock at $.15 per share.

Aharonoff - Options to purchase 150,000 shares of the Company's common stock at $.25 per share.

Registration Rights

As of July 19, 2004 holders of approximately 26,000,000 outstanding shares of Common Stock and holders of options to purchase approximately 56,750,000 shares of Common Stock have registration rights. All of the registration rights were granted in connection with private placements of the Company's Common Stock. A summary of the principal registration rights granted is set forth below:

1. In April, 2002, the purchaser an option to 50,000,000 shares of Common Stock was granted registration rights with respect to the underlying Common Stock.

2. In 2002 to a group of investors, who received 10,250,000 shares of Common Stock were granted registration rights.

3. In November 2002 to a single investor who received 2,600,000 shares of common stock was granted registration rights.

4. In November, 2002, a single investor who received 3,915,850 shares of common stock was granted registration rights.

5. In November, 2002, a consultant shares who received 1,000,000 shares of Common Stock with registration rights for services rendered.

6. In 2003 to a group of investors received registration rights with respect to 8,125,000 shares of Common Stock issued to them.

7. In March, 2004, an employee received options to acquire up to 6,750,000 shares of common stock with registration rights on the underlying Common Stock. The Company's Form S-8 Registration Statement which was filed with the Securities and Exchange Commission on April 26, 2004 covers 2,250,000 of these shares.

Please note as a practical matter holders of registration rights with respect to items 2 - 4 will be able to sell all of their shares without a restrictive legend prior to the end of 2004 pursuant to Rule 144k. Currently, holders of these shares plus the holders of shares in item 5 can sell many of these shares at any given time subject to the volume limitations set forth in Rule 144.

                                 Schedule 3.1(e)

                                    Conflicts


None.

                                 Schedule 3.1(f)

                             Consents and Approvals


None.

                                 Schedule 3.1(g)

                                   Litigation

None.

                                 Schedule 3.1(h)

                             Defaults and Violations


None, except as set forth in Note 7 ("Subsequent Events") of the Company's Quarterly Report on Form 10-QSB with respect to the Participation Agreement with Aladdin Middle East.

                                    EXHIBIT A

                                ESCROW AGREEMENT


         ESCROW AGREEMENT (this "Agreement"), dated as of July 19, 2004, by and between Avenue Group, Inc., a Delaware corporation with its principal place of business at 17547 Ventura Boulevard, Suite 305, Encino, California 91316 (the "Target Company"); Gottbetter & Partners, LLP with its principal place of business at 488 Madison Avenue, New York, NY 10022 (the "Escrow Agent"); and Langley Park Investments Plc, a corporation organized under the laws of England and Wales with its offices at 30 Farringdon Street, London EC4A 4HJ ("Langley").

                                    RECITALS

                  A. Simultaneously with the execution of this Agreement, Langley and the Target Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which the Target Company has agreed to issue and Langley has agreed that the Langley Consideration Shares shall be deposited into escrow pursuant to this Agreement, including fifty percent (50%) of the Langley Consideration Shares to be deposited into escrow as Downside Price Protection (the "Langley Escrow Shares").

                  B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the shares of Consideration Stock.

                  C. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

         NOW, THEREFORE, IT IS AGREED:

                  1. DEPOSIT INTO ESCROW. At Closing, the Target Company shall
(i) deposit the Langley Consideration Shares with the Escrow Agent, (ii) deliver blank stock powers (the "Stock Powers") for the Langley Escrow Shares to the Escrow Agent and (iii) deposit the Consideration Stock with the Escrow Agent. The Escrow Agent shall hold the Langley Consideration Shares, the Consideration Stock and the Stock Powers in escrow when delivered.

                  2. TERMS OF ESCROW. (a) If the Market Value of the Common Stock two years after Closing is less than the Closing Price, the Target Company shall sell to Langley the number of Langley Escrow Shares (the "Langley Protection Shares") equal to (a) the Langley Consideration Shares multiplied by
(b) the Percentage Decrease, at a purchase price of 1p per Langley Consideration Share (the "Escrow Purchase Price"). The "Percentage Decrease" shall be equal to 1 - Market Value/the Closing Price. "Market Value" shall be the average of the ten (10) closing bid prices per share of the Common Stock during the ten (10) trading days immediately preceding the two year anniversary of the Closing. For the purposes hereof Market Value shall take into account the effect of any stock splits, stock dividends, recapitalizations, reorganizations or similar events occurring at the Target Company during the two year period following the Closing pursuant to which the number of Langley Protection shares were appropriately adjusted or in lieu thereof other appropriate distributions were received from the Company into Escrow at the time of such event.

          Within three (3) Business Days of the two year anniversary of the Closing, Langley shall (i) send a notice ("Sale Notice") to the Target Company and the Escrow Agent of the Langley Protection Shares to be sold by the Target Company to Langley, if any, and (ii) deposit the Escrow Purchase Price with the Escrow Agent, if necessary. Within fourteen (14) Business Days of the Target Company's and the Escrow Agent's receipt of the Sale Notice and Escrow Agent's receipt of the Escrow Purchase Price, the Escrow Agent is authorized and directed (i) to pay the Escrow Purchase Price to the Target Company, if any,
(ii) to deliver the Langley Protection Shares, if any, and the Stock Powers to Langley, (iii) to deliver the remaining Langley Escrow Shares, if any, to the Target Company, and (iv) to deliver the Stock Powers to the Target Company if the total number of Langley Protection Shares is zero.

                  (b) If at any time before September 30, 2004, the Langley Consideration Shares are admitted for trading on the London Stock Exchange plc (the "London Exchange"), the Escrow Agent is authorized and directed to distribute, within fourteen (14) Business Days of such admittance, (i) the Consideration Stock to Langley and (ii) fifty percent (50%) of the Langley Consideration Shares to the Target Company. If the Langley Consideration Shares are not admitted for trading on the London Exchange by September 30, 2004, the Escrow Agent is authorized and directed to distribute, no later than October 5, 2004, (i) the Consideration Stock to the Target Company and (ii) the Langley Consideration Shares to Langley.

         3. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

                  (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder;

                  (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel;

                  (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which Langley and the Target Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Langley and the Target Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by Langley and the Target Company and agreed to in writing by the Escrow Agent;

                  (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by Langley and the Target Company or by a final judgment of a court of competent jurisdiction;

                  (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;

                  (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration;

                  (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Securities (to the extent delivered to the Escrow Agent pursuant hereto, the "Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by Langley and the Target Company; provided, however, that such successor Escrow Agent must be resident in the United States. If no such escrow agent is selected within three (3) days after the Escrow Agent gives notice to Langley and the Target Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Target Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Target Company and Langley shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below;

                  (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to Langley or the Target Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Purchase Agreement or Debenture; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the Consideration with such court;

                  (i) The parties acknowledge and agree that the Escrow Agent is counsel to Langley. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder;

                  (j) Upon the full performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

         4. INDEMNIFICATION.

                  (a) Langley hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Target Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (b) The Target Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by Langley against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (c) Langley and the Target Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement and the Securities, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder

                  (d) In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

         5. MISCELLANEOUS.

                  (a) All notices, including Notices of Conversion and Notices of Exercise, objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

       (i)      If to the Target Company:  Avenue Group, Inc.
                                           17547 Ventura Boulevard, Suite 305
                                           Encino, California 91316
                                           Attn:  CEO
                                           Tel: (818) 465-1200
                                           Fax:

                With copies to:            Jeffer, Mangels, Butler & Marmaro LLP
                                           1900 Avenue of the Stars
                                           7th Floor
                                           Los Angeles, CA 90067
                                           Attn: Barry Burten, Esq.
                                           Tel:   (310) 785-5359
                                           Fax: (310) 712-3359

       (ii)     If to Langley:             Langley Park Investments PLC
                                           30 Farringdon Street
                                           London EC4A 4HJ
                                           Attn: Harry Pearl
                                           Tel: 44.207.569.0044
                                           Fax: 44.207.724.0090

       (iii)    If to the Escrow Agent:    Gottbetter & Partners, LLP
                                           488 Madison Ave.
                                           New York, New York
                                           10022 Attn: Adam S. Gottbetter, Esq.
                                           Tel: (212) 400-6900
                                           Fax: (212) 400-6901

                  (b) This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

                  (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) the Langley Escrow Shares are fully distributed or (ii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement pursuant to subsection (ii), the Escrow Agent shall distribute any of the Langley Escrow Shares then held by it pursuant to the terms of the written agreement of the parties.


                           [ SIGNATURE PAGE FOLLOWS ]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.


                                             The Target Company:

                                     Avenue Group, Inc.


                                     By:
                                         --------------------------
                                     Name:  Levi Mochkin
                                     Title: Chief Executive Officer


                                     Langley:

                                     Dungarvon Associates, Inc. on behalf of
                                     Langley Park Investments Plc.


                                     By:
                                         --------------------------
                                     Name:
                                     Title:


                                     Escrow Agent:

                                     Gottbetter & Partners, LLP


                                     By:
                                         --------------------------
                                     Name: Adam S Gottbetter
                                     Title: Managing Partner

                                   EXHIBIT B

                               AVENUE GROUP, INC.

                              OFFICER'S CERTIFICATE


         I, Levi Mochkin, being the Chief Executive Officer of Avenue Group, Inc., a Delaware corporation (the "Target Company"), pursuant to Section 2.2(a)(ii) of that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of July 19, 2004, by and between the Target Company and Langley Park Investments PLC, do hereby certify on behalf of the Target Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Target Company authorizing the Target Company to execute and deliver the Transaction Documents, as such term is defined in the Purchase Agreement and to enter into the transactions contemplated thereby.

         IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Target Company this 19th day of July, 2004.

                                Avenue Group, Inc.


                                By:
                                     -------------------------------------------
                                     Levi Mochkin, Chief Executive Officer

                                Board Resolutions


                  STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND LANGLEY PARK INVESTMENTS PLC

                  WHEREAS, Langley Park Investments PLC, a newly formed corporation organized under the laws of England and Wales ("Langley"), is being established to hold as its assets shares of publicly traded NASD over-the-counter Bulletin Board companies in the United States (the "Target Companies");

                  WHEREAS, at such time as Langley has acquired a sufficient amount of the shares of the Target Companies to meet the requirements for listing on the London Stock Exchange, Langley intends to list its ordinary shares on the London Stock Exchange, which listing Langley anticipates will occur no later than September 30, 2004 (the "Listing");

                  WHEREAS, Langley anticipates that one of the Target Companies will be the Company, and in connection therewith, Langley and the Company have negotiated a stock purchase agreement, the current form of which is attached hereto as Exhibit A (the "Stock Purchase Agreement"), which contemplates the exchange of Langley Consideration Shares (as defined below) for US$11 million (the "Total Purchase Price") of the Company's common stock valued as set forth below (the "Consideration Stock");

                  WHEREAS, pursuant to the Stock Purchase Agreement, the number of shares of Consideration Stock valued at the Total Purchase Price shall be determined by dividing the Total Purchase Price by the average of the Closing Bid Price per share of the Company's common stock during the 10 trading days immediately preceding July 30, 2004, and the Total Purchase Price shall be paid by delivery to the Company of the number of ordinary Langley shares valued at 1 British Pound Sterling equal to the Total Purchase Price divided by the conversion rate of the British Pound Sterling to purchase US Dollars as determined on July 30, 2004 (the "Langley Consideration Shares");

                  WHEREAS, pursuant to the Stock Purchase Agreement, Langley has agreed that it will not transfer, sell or assign any of the Consideration Stock for a period of two years from the closing date of the transaction without the written consent of the Company;

                  WHEREAS, pursuant to the Stock Purchase Agreement, the closing shall occur at such time on or after July 31, 2004 as the Listing has occurred and the other conditions of closing set forth in the Stock Purchase Agreement are satisfied, and if the closing has not occurred on or before September 30, 2004, the transactions contemplated by the Stock Purchase Agreement shall terminate and the Consideration Stock shall be returned to the Company;

                  WHEREAS, pursuant to the Escrow Agreement, the current form of which is attached hereto as Exhibit B, at the Closing, fifty percent (50%) of the Langley Consideration Shares will be released to the Company, fifty percent (50%) of the Langley Consideration Shares continue to be held in Escrow (the "Langley Protection Shares") and all of the Consideration Stock will be released to Langley;

                  WHEREAS, pursuant to the Escrow Agreement, at the Closing, in the event that two years from the closing date, the value of the Consideration Stock is less than Total Purchase Price, a portion or all of the Langley Protection Shares held in Escrow shall be returned to Langley with the remaining Langley Protection Shares then held in Escrow released to the Company;

                  WHEREAS, in the event the closing has not occurred on or before September 30, 2004, the transactions contemplated by the Stock Purchase Agreement shall terminate and the Consideration Stock shall be returned to the Company;

                  WHEREAS, Chris Brown has rendered financial advisory services on behalf of the Company;

                  WHEREAS, as full compensation for such services and in full satisfaction of all claims of Gem Advisors, Inc. and Mr. Brown has against the Company or Langley with respect thereto, the Company is prepared to transfer to Gem Advisors, Inc. 5% of the Langley Consideration Shares and the Langley Protection Shares when such shares are released from Escrow pursuant to the terms of the Escrow Agreement;

                  WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, the Board has been presented with and reviewed forms of the Transaction Documents, as such term is defined in the Stock Purchase Agreement, including, but not limited to, the Stock Purchase Agreement and the Escrow Agreement;

                  WHEREAS, the Board has determined that it is in the best interest of the Company to enter into the transactions contemplated by the Stock Purchase Agreement and the Transaction Documents;

                  RESOLVED, that the Stock Purchase Agreement and the Escrow Agreement and each of the documents and transactions contemplated thereby, be and hereby are, ratified and approved in their entirety with such non-material modifications or amendments thereto as the Chief Executive Officer or Chief Financial Officer, or either of them acting alone, shall deem necessary or appropriate as conclusively evidenced by the execution of such documents or consummation of such transactions.

                  RESOLVED, FURTHER, that the Board hereby authorizes and approves the issuance, out of the Company's authorized but unissued common stock up to Sixty-Two Million (62,000,000) shares, as the Consideration Stock valued at the Total Purchase Price of $ 11 million;

                  RESOLVED FURTHER, that the number of shares of Consideration Stock to be issued to Langley, pursuant of the Stock Purchase Agreement, shall be determined by dividing the Total Purchase Price of $ 11 million by the average of the Closing Bid Price per share of the Company's common stock during the 10 trading days immediately preceding July 30, 2004;

                  RESOLVED FURTHER, that the aggregate number of Langley Consideration Shares to be issued to the Company, pursuant of the Stock Purchase Agreement, shall be determined by multiplying the Total Purchase Price of $ 11 million by the conversion rate of the (UK)(pound)1 into (US) $1.00 as determined on July 30, 2004;

                  RESOLVED FURTHER, that the Board hereby acknowledges that the Langley Protection Shares representing 50% of the Langley Consideration Shares shall remain in Escrow for a period of two years from the Closing as protection against a decline in the trading price of the Company's shares and to the extent there is such a decline, Langley shall be entitled to receive from the Langley Protection Shares held in escrow a percentage of the Langley Consideration Shares equal to the percentage decline in the Avenue shares and the remainder of such Langley Protection Shares, if any, shall be released to the Company;

                  RESOLVED FURTHER, that the Board hereby authorizes the Company to transfer to Gem Advisors, Inc., 5% of the Langley Consideration Shares and the Langley Protection Shares, when such shares are released from Escrow pursuant to the terms of the Escrow Agreement as full compensation for and satisfaction of Gem Advisor's and Chris Brown's financial advisory services on behalf of the Company and all claims Gem Advisors and Mr. Brown have against the Company or Langley with respect thereto;

                  RESOLVED, FURTHER, that the Company is hereby authorized to offer, sell, issue and deliver the Consideration Stock, pursuant to the terms of the Stock Purchase Agreement, the Escrow Agreement and the Transaction Documents, with such modifications or amendments to such documents as the Chief Executive Officer or Chief Financial Officer, or either of them acting alone, shall deem necessary or appropriate as conclusively evidenced by the execution of such documents.

                  RESOLVED FURTHER, that the Chief Executive Officer, or any other officer of the Company, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute, deliver, and cause the Company to perform its obligations under the Stock Purchase Agreement, the Escrow Agreement, and each of the other Transaction Documents, including such representations, warranties and covenants of the Company and other provisions as such officer(s), in their sole discretion, shall deem necessary or appropriate, as conclusively evidenced by such officer(s) execution thereof.

                  RESOLVED FURTHER, that the Chief Executive Officer, or any other executive officer of the Company, be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such officers' certificates and such other instruments and documents as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions (hereby ratifying and confirming any and all actions taken heretofore and hereafter to accomplish such purposes, all or singular).

                  RESOLVED FURTHER, that for the purpose of giving effect to the proposed issuance and sale of the Consideration Stock by the Company and the related transactions contemplated by the Stock Purchase Agreement, such officers of the Company, or any one or more of them, be and each of them hereby is authorized, empowered and directed to take such additional actions and to execute and deliver such instruments as they deem necessary or desirable.

                  RESOLVED FURTHER, that the corporate seal of the Company may, but shall not be required to, be affixed to any instrument or document executed pursuant to the foregoing resolutions.

                  RESOLVED FURTHER, that the Chief Executive Officer and any executive officer of the Company be, and hereby are, authorized to take all such actions and to do, or authorize to be done, all such things as such persons may deem necessary or appropriate to effectuate the purposes of these resolutions.

                  RESOLVED FURTHER, that the authority and power given hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the passage of this resolution are hereby approved, confirmed and ratified.